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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in (i) the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-25627 and 333-32879) and (ii) the Registration Statements on Form S-8 (Nos. 33-62823; 33-62825; 33-62827; 33-62829; 33-62831; 33-62833; 33-62835; 33-62837; 33-62839; 33-
62841; 33-62943; 33-63247; 33-63249; 33-63253; 33-63255; 333-03275; 333-03277;
333-19241) of Burlington Northern Santa Fe Corporation of our report dated February 6, 1998 appearing on page 21 of the Annual Report to Shareholders which is included in this Current Report on Form 8-K.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP


Chicago, Illinois
March 16, 1998